EXHIBIT 10.33




                        DIAGNOSTIC IMAGING SERVICES AGREEMENT

                                       FOR HMO


    This AGREEMENT entered into this 3rd day of May, 1993, by and between Medicon, Inc., an Illinois corporation, d/b/a/MEDICON, (hereinafter "MEDICON") and Western Ohio Health Care Corp., an Ohio corporation, (hereinafter "WESTERN OHIO").

    WHEREAS, WESTERN OHIO is a corporation organized under the laws of the State of Ohio, and in the business of arranging for the provision of health care services pursuant to applicable federal and state laws, including the Health Maintenance Organization Act of 1973, as amended (42 U.S.C. Sec. 300e et seq.)
                                                                      ------
and applicable laws and regulations of the State of Ohio (collectively for the purposes of this Agreement, the "HMO Laws") to the persons enrolled in its prepaid health care plans or who participate in employer funded health plans administered by WESTERN OHIO (hereinafter collectively "Members").

    WHEREAS, WESTERN OHIO has entered into arrangements with individual primary care and specialist physicians (hereinafter referred to as "Participating Physicians") to participate in WESTERN OHIO's health plan for the provision of health care services to Members:

    WHEREAS, WESTERN OHIO has determined that it wishes to enter into this Agreement in order to arrange for the provision of diagnostic imaging services, as defined in Exhibit A attached;

    WHEREAS, MEDICON is in the business of providing or arranging for diagnostic imaging services through Participating Radiology Providers, (hereinafter referred to as "PRPs") generating resource management reports and providing other imaging management services: and

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

    WHEREAS, the parties to this Agreement desire to enter into and maintain an arrangement whereby MEDICON will provide and/or arrange for the provision of diagnostic imaging services for WESTERN OHIO, including but not limited to resource management reports, cost controls, credentialling, quality assurance programs, and assistance in physician utilization education, pursuant to the terms and conditions set forth herein.

    NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

I.   DEFINITIONS

     The following terms shall have the following definitions when used throughout this Agreement:

     1.1 "Capitation" means the amount payable each month by WESTERN OHIO to MEDICON for imaging services and all administrative services for all Members of WESTERN OHIO as of the first day of the month.

     1.2 "Capitation List" means the master list supplied by WESTERN OHIO to MEDICON in conjunction with capitation payments listing the number of Members assigned to PRPs.

     1.3 "Capitation Rate" means the amount per Member per month paid by WESTERN OHIO to MEDICON for diagnostic imaging services and all administrative services.

     1.4 "Member" means any person who is eligible to receive and is enrolled for health care services through WESTERN OHIO and for whom required premium payments have been received.

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    1.5   "Participating Physician" means any Primary Care Physician and/or
          Specialist Physician who has contracted with WESTERN OHIO to provide health care services to Members.

    1.6 "Participating Radiology Provider" (PRP) means any provider in the Service area, who has contracted with MEDICON to provide diagnostic imaging services pursuant to this Agreement.

    1.7 "Imaging Services" means diagnostic imaging services covered by this Agreement described in Exhibit A and including but not limited to magnetic resonance imaging, computerized axial tomography, fluoroscopy, mammography, nuclear medicine, ultrasound and flat studies.

    1.8 "Referral Form" means the form completed by the referring physician or other Participating Physician evidencing referral of the Member to the PRP.

    1.9 "Service Area" means that geographical area in which WESTERN OHIO has been authorized by the Department of Insurance to conduct operations.

II. OBLIGATIONS OF MEDICON

    2.1 MEDICON shall arrange for the provision of diagnostic imaging services to Members through the establishment and maintenance of a network of PRPs. Said network shall be established and maintained in a manner such that PRPs have service capacity to schedule all examinations to be performed, whenever possible, within 24 hours after order, provided however, that this time period falls on a normal and customary business day. If the twenty-four hour period falls on a Sunday or legal holiday, then the examination shall be performed no later than twenty-fours hours after the first normal and customary business day following the

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

          Sunday or legal holiday.

    2.2 PRP's shall provide MEDICON with either Health Care Financing Administration Form 1500 or Uniform Billing Form (UB82), or with information equivalent to these forms. Additionally, and in all cases, PRP shall provide MEDICON with an Indication For Examination as given by the referring physician, Referral Form, and Radiology Report.

          The information will be made available in a written report provided quarterly to both WESTERN OHIO and the respective PRPs, with data organized by PRP, referring physician, and procedure codes (including but not limited to negativity rates) in a format and with such other information as is mutually agreed upon by the parties hereto, such agreement not to be unreasonably withheld. Such report shall be sent to WESTERN OHIO no later than ninety (90) days after receipt of all necessary documentation in completed form.

    2.3 MEDICON shall establish, implement and maintain an imaging services quality assurance program applicable to PRPs in consultation with WESTERN OHIO. MEDICON will report results of the above program to WESTERN OHIO based on a schedule agreed upon by the parties. MEDICON, from time to time, may audit quality assurance data reported by PRPs to verify data accuracy.

    2.4 MEDICON shall, after consultation, in coordination with and with the prior approval of the WESTERN OHIO medical director or his/her designee, consult with Participating Physicians found to have for the
          purpose of enhancing efficiency and cost effectiveness in the delivery of imaging services. Such consultation shall begin sometime during the second half of the first year of this Agreement and shall be conducted by MEDICON physicians at MEDICON's sole expense. Scheduling shall be at times mutually agreed upon by



                                          4

          WESTERN OHIO and MEDICON. The purpose shall be to educate the WESTERN OHIO medical director or his/her designee in the consultation process. Thereafter, WESTERN OHIO shall conduct such consultation provided, however, that MEDICON expressly agrees to cooperate in this consultation process, including but not limited to making MEDICON physicians available by telephone and/or through written correspondence to WESTERN OHIO and PRPs to review, discuss and/or make determinations regarding utilization of imaging services by Participating Physicians. MEDICON expressly grants permission to WESTERN OHIO to access and use all information developed by MEDICON for consultation in this regard.

    2.5 MEDICON shall maintain a toll free telephone number for participating physicians and PRPs to make inquiries or complaints to MEDICON regarding any matters related to the imaging services agreed to hereunder. MEDICON shall document all such inquiries and complaints in writing and make same available monthly. MEDICON shall promptly respond to and resolve all such inquiries and complaints.

    2.6 MEDICON shall cooperate with and assist WESTERN OHIO in the performance of the terms and conditions agreed to herein, including but not limited to the preparation of any and all informational material reasonably necessary to fulfill its obligations hereunder.

    2.7 MEDICON shall be bound by and comply with the provisions of all applicable HMO Laws.

    2.8 MEDICON shall not engage in any conduct having the purpose of or which has the effect of discriminating or differentiating in the rendering of imaging services to Members. MEDICON shall ensure that Members of WESTERN OHIO shall receive equal treatment with other patients and that Members rights as patients shall be protected.





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

    2.9 WESTERN OHIO shall notify its Participating Physicians of the arrangement for provision of imaging services agreed to hereunder.

    III. COMPENSATION

    3.1 WESTERN OHIO shall pay MEDICON the capitation rate for diagnostic imaging services and administrative services as set forth in Exhibit B on a monthly basis to be received by MEDICON no later than the 5th day of each month based on a monthly Capitation List to be provided to MEDICON also by the 5th day of each month. The first payment due MEDICON under this Agreement shall be made by June 5, 1993. Debits and credits for each Member retroactively added or deleted shall be reflected in the capitation payment within three (3) months of WESTERN OHIO receiving knowledge of said deletion or addition. Such additions and deletions will be indicated as separate line items.

    3.2 Although WESTERN OHIO is ultimately responsible for the payment of all covered services on behalf of its Members, MEDICON shall be solely and exclusively responsible for the provision of all payments due for imaging services agreed to hereunder, except for services not covered by WESTERN OHIO, Member co-payments or deductibles. MEDICON agrees that MEDICON, PRPs or their successors, legal representatives, assignees or subcontractors shall in no event, including but not limited to non-payment by MEDICON of amounts due PRPs under this Agreement, the insolvency of MEDICON or any breach of this Agreement by MEDICON, or upon the insolvency of WESTERN OHIO, have a right to seek any kind of payment from, bill, charge, collect a deposit from, or have any recourse against the Member, persons acting on the Member's behalf, the employer or group contract holder for services arranged pursuant to this Agreement. Excepted from this provision are the payment of Member co-payments or deductibles or fees for services not covered by WESTERN OHIO, as determined in

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

          WESTERN OHIO's sole and exclusive discretion. The requirements of this clause shall survive any termination of this Agreement or the agreements between MEDICON and PRPs for services rendered prior to such termination regardless of the cause of such termination. Members, persons acting on the Member's behalf (other than WESTERN OHIO) and the employer or group contract holder shall be third party beneficiaries of this clause. This clause supersedes any oral or written agreement now existing or hereafter entered into between PRPs and Members, persons acting on Members behalf (other than WESTERN
          OHIO) and the employer or group contract holder.

IV.    REPRESENTATIONS AND WARRANTIES

    4.1 MEDICON warrants that it has the power and authority to enter into this Agreement, is and shall continue to be in compliance with all applicable local, state and federal laws relating to the provision of imaging services and performance of all its obligations hereunder during the term of this agreement.

    4.2 MEDICON warrants that it will arrange for operations at convenient and accessible sites and, during the term and any renewal term of this Agreement, shall continue to maintain operations in sites which shall be sufficient to provide imaging services pursuant to the provisions set forth herein. MEDICON shall give WESTERN OHIO notice of any changes, modifications or closing of operations at any of such sites within 10 days of such change, modification or closing and the reason(s) therefor.

    4.3 MEDICON warrants that it shall only use PRPs who have entered into agreements with MEDICON and such PRPs and all employees of such PRPs shall hold all required authority, licenses and/or certifications during the term of this Agreement and shall perform imaging services in accordance with generally accepted medical policies and procedures.

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

          If a PRP or any of its radiology professionals, herein defined to include both professional and technical staff members, engages in any conduct or commits an act for which any professional organization imposes disciplinary action or for which such license, certification or authority is revoked or suspended, WESTERN OHIO in its sole and exclusive discretion, may (a) require MEDICON to terminate its agreement with such PRP immediately, if the sanction is directed at the PRP or (b) require that the PRP terminate the member of the professional staff against whom the sanction is directed. MEDICON shall notify WESTERN OHIO of any disciplinary action affecting any such license, certification or authority within twenty-four hours after the time that MEDICON is made aware of such action.

V.  INSPECTION OF RECORDS

    5.1 MEDICON and WESTERN OHIO agree that all Member medical records shall be treated as confidential so as to comply with all applicable state, federal and local laws. WESTERN OHIO, however, shall have the right upon request, to inspect, during normal business hours, any accounting, administrative, and medical reports maintained by MEDICON pertaining to WESTERN OHIO, its Members and/or MEDICON's performance hereunder provided, however, that MEDICON shall not be required to disclose the medical records of any Member without the consent of Member or Member's authorized representative. The Member's signed Enrollment Application form used by WESTERN OHIO shall be deemed sufficient consent.

VI. INSURANCE

    6.1 MEDICON shall at its own expense procure and maintain a policy of professional liability insurance as shall be necessary to insure it and its employees and agents against any claim or claims for damages arising by reason of personal injury or death occasioned, directly or indirectly,
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

          in connection with the performance of services hereunder. The limit of liability coverage shall not be less than one (1) millions ($1,000,000) dollars per claim and three (3) million ($3,000,000) dollars in the aggregate. Memorandum copies of such policies shall be made available and delivered to WESTERN OHIO upon request. MEDICON shall give WESTERN OHIO at least fifteen (15) days advance written notice of the cancellation of such policy or any material modification of such policy.

VII. TERM AND TERMINATION

    7.1 This Agreement shall become effective at 12:01 a.m. on June 1, 1993, and shall continue in effect for five (5) years from the effective date hereof and thereafter shall continue in effect for additional five year periods unless earlier terminated as otherwise provided in this Agreement or pursuant to the following provisions.

    7.2 This Agreement may be terminated for cause by either party for breach of any material term, condition or provision of this Agreement, including but not limited to non-payment of capitation by MEDICON to PRPs, after thirty (30) days advance written notice to the other party provided that the breaching party shall have said thirty
          (30) days to correct or cure such breach (or, if such breach is not curable within said thirty (30) days, then to take affirmative and bona fide action to commence to correct or cure provided that such breach must be corrected or cured within ninety (90) days of receipt of such written notice). If the breaching party fails or refuses to take or commence such corrective or curing action within said thirty
          (30) days, then the non-breaching party may elect to terminate effective on the last day of the month coincident with or next following expiration of ninety (90) days from date of original notice. The remedy herein provided shall not be exclusive of, but shall be in addition to any other remedy available at law or in equity to the non-breaching party.

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     7.3  Either party may elect to terminate this Agreement immediately upon written notice to the other party in the event that the other party becomes insolvent, voluntarily files for bankruptcy or reorganization, or makes a general assignment for the benefit of creditors or if bankruptcy proceedings are commenced against such party.

     VIII. EXCLUSIVITY

     8.1 For a period beginning as of the date of the signing of this Agreement, and ending two years thereafter, MEDICON agrees that it will not engage in any business discussions or negotiations, nor engage in any other business transactions with any of the following specifically designated Health Maintenance Organizations:

       A. CIGNA Healthplan of Ohio, Inc., Columbus
       B. University Health Plan of Cincinnati Ohio
       C. Health Maintenance Plan of Cincinnati Ohio, managed by Community Mutual, a Blue Cross Blue Shield organization.

     8.2 For a period beginning as of the date of the signing of this Agreement, and ending two years thereafter, MEDICON agrees that it will not service on a capitated basis any members of ChoiceCare of Cincinnati Ohio who reside north of Butler, Warren, Clinton and Highland counties in Ohio.

IX   MISCELLANEOUS PROVISIONS

     9.1  Waiver - The waiver by any party of a breach or violation of any
          ------
          provision of this Agreement or the failure or delay by either party to exercise any of its rights, powers, or remedies hereunder shall not operate as nor be construed to be a waiver of any subsequent breach or violation hereof or of any future right, power or remedy.

     9.2  HMO Law - This agreement shall be subject to the applicable laws and
          -------
          regulations of the State of Ohio. The invalidity or unenforceability of

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

          any term or provision hereof shall in no way affect the validity or enforceability of any other term or provision and shall be deemed stricken.

     9.3  Assignment - This Agreement shall not be assigned, delegated, or
          -----------
          transferred by any party without the written consent of the other party hereto, such consent not to be unreasonably withheld. An assignment to, or a merger of any party with, a parent, subsidiary, or affiliate company shall not be deemed an assignment, delegation, or transfer for purposes of this Agreement.

     9.4  Independent Contractors - It is understood that WESTERN OHIO, MEDICON
          -----------------------
          and each of the PRPs are independent contractors with respect to each and to all and engage in the operation of their own respective businesses or professions. Based upon this Agreement, none is, nor is to be considered as the agent, representative or employee of the other for any purposes whatsoever and none has authority to enter into contracts or assume any obligations for the others or make any warranty(ies) or representation(s) on behalf of the other(s). Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between or among WESTERN OHIO, MEDICON and any of the PRPs.

     9.5  Governing Law - This Agreement shall be subject to and controlled by
          -------------
          the laws of the State of Ohio.

     9.6  Force Majeure - WESTERN OHIO and MEDICON agree that, anything in this
          -------------
          Agreement to the contrary notwithstanding, WESTERN OHIO, MEDICON or any of the PRPs shall be excused, discharged and released from performance to the extent such performance is limited, delayed or prevented in whole or in part for any reason whatever not reasonably within the control of the affected party, including but not limited to any acts of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not), any strike and/or industrial dispute, work
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

          stoppage, embargo or ban, suppliers delays, transportation delays or by any law, regulation, order, or other action by any authority. The foregoing shall not be considered to be a waiver of either party's obligations under this Agreement, and as soon as such occurrence or occurrences cease the party affected thereby shall promptly fulfill its obligations under this Agreement.

     9.7  Notice - Any notice required to be given pursuant to the terms and
          -------
          provisions hereof, shall be in writing, and shall be deemed given on the date received and shall be delivered in person, transmitted by facsimile, or sent by certified mail, return receipt requested, postage prepaid to WESTERN OHIO at:

          WESTERN OHIO HEALTH CARE CORP.
          6601 Centerville Business Parkway
          Dayton, Ohio 45459
          ATTN: Carl R. Adkins, MD
               Executive Vice President
               and Chief Medical Officer

          and to MEDICON at:

          MEDICON

          40 Skokie Boulevard - Suite 500
          Northbrook, Illinois 60062
          ATTN:     Lawrence Rubinstein
                    Executive Vice President
                    and General Counsel

          or at such other address as any party hereto shall designate by like notice to the other party.

     9.8  Symbols and Trademark - MEDICON agrees that WESTERN OHIO
          ---------------------

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

          may list each PRP's name, address, telephone number and hours of operation in Member material. WESTERN OHIO agrees that, during the term of this Agreement and the term of the Provider Agreement between MEDICON and the PRPs, PRPs my designate and make public reference to their status as a WESTERN OHIO PRP. MEDICON may use the name of WESTERN OHIO or its trademark, in service promotions or advertising, and communications with providers or prospective providers.

     9.9  Headings and Captions - The hearings and captions used in this
          ----------------------
          Agreement are for the convenience of the parties and shall not be used in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

     Medicon, Inc. d/b/a.MEDICON          Western Ohio Health Care Corp.
     By:                                  By:
        ------------------------------       --------------------------
    Title: Exe. V.P. & General Councel    Title: EVP/CMO
          ----------------------------          -----------------------








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

                                    EXHIBIT A

DIAGNOSTIC IMAGING SERVICES

Diagnostic Imaging services including routine radiology, mammography, ultrasound, nuclear medicine, fluoroscopy, computerized tomography, and Magnetic Resonance Imaging when performed on an outpatient basis, constitute Services pursuant to this Agreement. Such Services are described in the 70000 series procedure codes in the Physician's Current Procedural Terminology reference.
                         -------------------------------------------
Excluded from Services pursuant to this Agreement are Emergency Room, Inpatient, Same Day Surgery, 23-hour Observation, and Radiation Therapy.

DIAGNOSTIC RADIOLOGY
- --------------------

Head & Neck                Gyne & OB
- -----------                ---------
70010 - 70553              74710 - 74775

Chest                      Aorta & Arteries
- -----                      ----------------
71010 - 71550              75600 - 757446
                           75756
Spine & Pelvis             75790
- --------------
72010 - 72295              Veins & Lymphatics
                           ------------------
                           758O1 - 75893
Upper Extremities
- -----------------
73000 - 73221              Transcatheter & Biopsy
                           ----------------------
                           75898 - 75940
Lower Extremities          75980 - 75989
- -----------------
73500 - 73525
73540 - 73721              Transluminal Atherectomy
                           ------------------------
                           75992 - 75996
Abdomen
- -------
74000 - 74181              Miscellaneous
                           -------------
                           76000 - 76365
GI Tract                   76375 - 76499
- --------
74210 - 74280
7429O - 74291
74305 - 74320
74328 - 74330

Urinary Tract
- -------------
74400 - 74485

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

DIAGNOSTIC ULTRASOUND
- ---------------------

Head & Neck
- -----------
76506                      Endocrine System
76536                      ----------------
                           78000 - 78099

Chest                      Hematopoietic, Reticuloendothelial
- -----                      ----------------------------------
76604 - 76645              & Lymphatic System
                           ------------------
                           78102 - 78199
Abdomen & Retroperitoneum
- -------------------------
76700 - 76778              GI System
                           ---------
                           782O1 - 78299
Spinal Canal
- ------------
76800                      Musculosketal System
                           --------------------
                           783OO - 7832O
Pelvis                     78399
- ------
76805 - 76818
76830 - 76857              Cardiovascular System
                           ---------------------
                           78414 - 78499
Genitalia
- ---------
76870 - 76872              Respiratory System
                           ------------------
                           78580 - 78599
Extremities
- -----------
76880                      Nervous System
                           --------------
                           78600 - 78699
Guidance Procedures
- -------------------
76930 - 76948              Genitourinary System
                           --------------------
                           78700 - 78799
Miscellaneous
- -------------
76970                      Miscellaneous
76999                      -------------
                           78800 - 78999

The above list of codes from the 1993 Physicians' Current Procedural Terminology is included only for guidance in the description of services as defined above and is subject to automatic change in accordance with any subsequent revision of the CPT codes.

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

                                   EXHIBIT B
                                  COMPENSATION

Western Ohio Health Care Corp., will compensate MEDICON on a capitation basis for services to its members rendered by providers under contract to MEDICON.





For all years in which this Agreement is in effect, it is understood that the capitation rates quoted on a fixed per member per month basis include an amount to be retained by MEDICON as compensation for the administrative services which it renders in connection with this Agreement.

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